                                  SCHEDULE 14A
                                 (RULE 14a-101)

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                               PAXAR CORPORATION
                (Name of Registrant as Specified In Its Charter)

                               PAXAR CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(1)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:
      ____________________________________

   2) Aggregate number of securities to which transaction applies:
      ____________________________________

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act
      Rule 0-11:1 (set forth the amount on which the filing fee is calculated and state how it was determined):
      __________________________________________

   4) Proposed maximum aggregate value of transaction:
      ____________________________________

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   1) Amount Previously Paid: $ ____________________________________

   2) Form, Schedule or Registration Statement No.:
      ____________________________________

   3) Filing Party:
      ____________________________________

   4) Date Filed:
      ____________________________________

                               PAXAR CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 24, 1997

To the Shareholders of PAXAR Corporation:

     Notice is hereby given that the Annual Meeting of Shareholders of PAXAR Corporation, a New York corporation, will be held on April 24, 1997, at the Intercontinental Hotel, 111 East 48th Street, New York, New York 10017, at 9:30 a.m., for the following purposes:

          1. To elect six Directors of the Company to serve for the ensuing two years and until their successors are duly elected and qualified;

          2. To approve the adoption of the Company's 1997 Incentive Stock Option Plan;

          3. To ratify the appointment of Arthur Andersen LLP, as the Company's independent public accountants for the year ending December 31, 1997; and

          4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Only Shareholders of record at the close of business on March 20, 1997, are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board of Directors,

                                          JACK BECKER
                                          Assistant Secretary
White Plains, New York
March 31, 1997

                                   IMPORTANT

   WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND RETURN IT TO THE COMPANY. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED, AND SHAREHOLDERS EXECUTING PROXIES MAY ATTEND THE MEETING AND VOTE IN PERSON SHOULD THEY SO DESIRE.

                               PAXAR CORPORATION
                            105 CORPORATE PARK DRIVE
                          WHITE PLAINS, NEW YORK 10604
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     The Board of Directors of PAXAR Corporation (the "Company") presents this Proxy Statement to all Shareholders and solicits their proxies for the Annual Meeting of Shareholders to be held on April 24, 1997. All proxies duly executed and received will be voted on all matters presented at the Annual Meeting in accordance with the instructions given by such proxies. In the absence of specific instructions, proxies so received will be voted for the named nominees for election to the Company's Board of Directors, for the 1997 Incentive Stock Option Plan and for the ratification of Arthur Andersen LLP, as the Company's independent public accountants. The Board of Directors anticipates that all of the nominees will be available for election and does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter should come before the Annual Meeting or that any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matter in accordance with their best judgment. The proxy may be revoked at any time before being voted. The Company will pay the entire expense of soliciting these proxies, which solicitation will be by use of the mails. This Proxy Statement is being mailed on or about March 26, 1997.

     The total number of shares of Common Stock of the Company outstanding as of March 20, 1997 was 28,360,533. The Common Stock is the only outstanding class of securities of the Company entitled to vote. Each share has one vote. Only Shareholders of record as of the close of business on March 20, 1997 will be entitled to vote at the Annual Meeting or any adjournment or adjournments thereof.

     The affirmative vote by holders of a plurality of the shares of Common Stock cast for Directors is required for the election of Directors. The affirmative vote by the holders of a majority of the votes cast on each proposal are required for the approval of the Company's 1997 Incentive Stock Option Plan and for the ratification of the selection of Arthur Andersen, LLP as the Company's independent public accountants. Shares represented by proxies which are marked "abstain" with respect to the approval of the stock option plan and ratification of the independent public accountants and proxies which are marked to deny discretionary authority on all other matters will only be counted for the purpose of determining the presence of a quorum on such questions. Votes withheld in connection with the election of one or more nominees for Director will not be counted as votes cast for such individuals. In addition, where brokers are prohibited from exercising discretionary authority for beneficial owners who have not provided voting instructions (commonly referred to as "broker non-votes"), those shares will not be included in the vote totals.

     A list of Shareholders entitled to vote at the Annual Meeting will be available at the Company's office, 105 Corporate Park Drive, White Plains, New York 10604, for a period of ten (10) days prior to the Annual Meeting for examination by any Shareholder.

                   ACTIONS TO BE TAKEN AT THE ANNUAL MEETING

PROPOSAL 1.  ELECTION OF SIX DIRECTORS

     The Directors to be elected at the Annual Meeting will serve for a term of two years and until their successors are duly elected and qualify. Proxies not marked to the contrary will be voted "FOR" the election of the following six persons, all of whom, with the exception of John W. Paxton, are incumbent Directors who were previously elected by the Shareholders. If elected, the terms of such Directors will expire in 1999:

                                                                                     SHARES OF COMMON STOCK
                                                                      YEAR FIRST     OWNED BENEFICIALLY AT
                                         PRINCIPAL                     BECAME A        MARCH 20, 1997 AND
NAME AND AGE                            OCCUPATION                     DIRECTOR      PERCENTAGE OF CLASS(1)
---------------------  ---------------------------------------------  ----------    ------------------------
Victor Hershaft......  President and Chief Operating Officer since       1989               1,060,817(2)(3.7%)
  (54)                 September 1994; President since September
                       1992; Executive Vice President from February
                       1989 until September 1992. Member of the
                       Board of Directors of Monarch Marking
                       Systems, Inc.
Jack Becker..........  Practicing attorney in New York State since       1968                 141,691(3)(4)(5)
  (61)                 1960 and a principal of Snow Becker Krauss
                       P.C., general counsel to the Company. Such
                       firm has been retained by the Company for
                       more than the past three years and will be
                       retained by the Company for the current
                       fiscal year.
Robert Laidlaw.......  Chairman Emeritus of Coats & Clark since          1987                  38,832(3)(4)
  (69)                 March 1990; Chairman of the Board of Coats &
                       Clark from 1966 until March 1990; President
                       of Coats & Clark from 1964 to 1986; and a
                       Director of Milliken & Company.
David E. McKinney....  Self-employed; previously employed by             1992                  36,112(3)(4)
  (62)                 International Business Machines Corporation
                       (IBM) in various capacities from 1956 until
                       1992, including Senior Vice President, Member
                       of Corporate Management Board. Member of the
                       Board of Directors of General Re-Insurance;
                       Organization Resource Counselors;
                       International Executive Services Corps; New
                       York Philharmonic; and the Thomas J. Watson
                       Foundation.
Leo Benatar..........  Associate Consultant, A.T. Kearney, Inc.;         1996                  15,783(4)(6)
  (67)                 former Chairman of the Board of Engraph, Inc.
                       from 1995 to 1996; Chairman and Chief
                       Executive Officer of Engraph, Inc. from 1981
                       to 1995; Member of the Board of Directors of
                       Mohawk Industries, Inc.; Schuller Corp.;
                       Interstate Bakeries Corporation; and Aaron
                       Rents, Inc.
John W. Paxton.......  Mr. Paxton has been President and Chief             --                 626,147(7)(2.17%)
  (60)                 Executive Officer and a director of Monarch
                       Marking Systems, Inc. since October 23, 1995.
                       From 1994 to 1995, Mr. Paxton was Executive
                       Vice President and Chief Operating Officer of
                       the Industrial Automation Systems Group of
                       Western Atlas Inc. From 1991 to 1994, Mr.
                       Paxton was a Vice President of Litton
                       Industries. From 1988 to 1991, Mr. Paxton was
                       Chairman, President and Chief Executive
                       Officer of Intermec Corporation.

     The terms of the following five Directors do not expire until 1998 and, accordingly, no vote is being taken on their re-election at this Annual Meeting. All of the following Directors are incumbents who were previously elected by the Shareholders.

                                                                                     SHARES OF COMMON STOCK
                                                                      YEAR FIRST     OWNED BENEFICIALLY AT
                                          PRINCIPAL                    BECAME A        MARCH 20, 1997 AND
NAME AND AGE                             OCCUPATION                    DIRECTOR      PERCENTAGE OF CLASS(1)
-------------------------  ---------------------------------------    ----------    ------------------------
Arthur Hershaft..........  Chairman of the Board of Directors            1961               4,179,833(8)(14.66%)
  (59)                     since 1986, and Chief Executive Officer
                           of the Company for more than the past
                           five years. Member of the Board of
                           Directors of Monarch Marking Systems,
                           Inc.
Sidney Merians...........  President of Capital Investment               1986                 172,213(3)(4)(9)
  (70)                     Associates since 1986; Chairman of the
                           Board of Directors, Chief Executive
                           Officer and President of Talon, Inc.
                           for more than five years prior to 1986;
                           a Director of Hygrade Furniture
                           Transport, Inc.; and Ivy Asset
                           Management (Advisory Committee).
Thomas R. Loemker........  Vice Chairman of the Board of Directors       1987                 411,549(10)(1.45%)
  (66)                     from September 1992 until September
                           1994; Chairman of the Board of
                           Directors of Monarch Marking Systems,
                           Inc. from 1995 to 1997; President and
                           Chief Operating Officer of the Company
                           from 1987 until March 31, 1991; and
                           President of Pitney Bowes Business
                           Systems from 1985 to 1987.
Robert T. Puopolo........  Managing Director, Investment Banking         1992                  37,761(3)(4)(11)
  (38)                     Department, Oppenheimer & Co., Inc.
                           since 1993. Associate Director,
                           Corporate Finance Department, Bear,
                           Stearns & Co. Inc. from 1987 until
                           1993. Member of the Board of Directors
                           of Research Environmental Industries,
                           Inc.
Walter W.Williams........  Self-employed; previously employed by         1993                  24,415(3)(4)
  (62)                     Rubbermaid Inc. in various capacities
                           from 1987 until 1991, including
                           Chairman and Chief Executive Officer.
                           Employed by General Electric Company
                           from 1956-1987 in various capacities.
                           Member of the Board of Directors of the
                           Stanley Works and Corrpro Companies,
                           Inc.
All Officers and                                                                            6,744,520(23.16%)
  Directors as a Group
  (consisting of 11
  persons)...............

---------------
 (1) Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof have been exercised.

 (2) Includes 67,001 shares issuable upon the exercise of outstanding stock options granted to Mr. Hershaft. In addition, includes 159,598 shares owned of record by Mr. Hershaft's wife, as to which Mr. Hershaft disclaims beneficial ownership; and 117,251 shares held by Mr. Hershaft as custodian for his children, as to which shares Mr. Hershaft disclaims beneficial ownership. Does not include options to purchase 11,718 shares which are not currently exercisable.

 (3) Includes 14,649 options to acquire a like number of shares of Common Stock at an exercise price of $7.04 per share, 4,883 options to acquire a like number of shares of Common Stock at an exercise price of $9.60 per share and 4,883 options to acquire a like number of shares of Common Stock at an exercise price of $12.80 per share.

 (4) Represents less than 1% of the outstanding Common Stock of the Company.

 (5) Includes 80,058 shares owned of record by Mr. Becker's wife, as to which shares Mr. Becker disclaims beneficial ownership.

 (6) Includes 6,250 options to acquire a like number of shares of Common Stock at an exercise price of $9.50 per share and 4,883 options to acquire a like number of shares of Common Stock at an exercise price of $12.80 per share.

 (7) Includes 500,918 shares issuable upon the exercise of outstanding options.

 (8) Includes 149,659 shares issuable upon the exercise of outstanding stock options. Also includes 566,841 shares held by Arthur Hershaft in trust for the benefit of his children, as to which shares Mr. Hershaft disclaims beneficial ownership.

 (9) Includes 5,401 shares owned of record by Mr. Merians' wife, as to which shares Mr. Merians disclaims beneficial ownership.

(10) Includes 4,883 options to acquire a like number of shares of Common Stock at an exercise price of $9.60 per share and 4,883 options to acquire a like number of shares of Common Stock at an exercise price of $12.80 per share.

(11) Includes 1,906 shares owned of record by Mr. Puopolo's wife, as to which shares Mr. Puopolo disclaims beneficial ownership.

PROPOSAL 2.  APPROVAL BY SHAREHOLDERS OF THE COMPANY'S 1997 INCENTIVE STOCK
             OPTION PLAN

     The Board of Directors of the Company, subject to the approval of Shareholders, adopted the Company's 1997 Incentive Stock Option Plan (the "Plan"), which authorizes the grant of options to purchase an aggregate of 1,500,000 shares of Common Stock. No options have been granted under the Plan as of March 24, 1997.

GENERAL

     The Board of Directors has deemed it in the best interest of the Company to establish the Plan so as to provide employees and other persons involved in the continuing development and success of the Company and its subsidiaries an opportunity to acquire a proprietary interest in the Company by means of grants of options to purchase Common Stock. The Plan supplements the Company's 1990 Employee Stock Option Plan (the "Existing Plan"), which presently has 18,081 shares of the 1,997,660 shares authorized thereunder available for issuance. The Existing Plan was previously approved by the Company's Shareholders. It is the opinion of the Board of Directors that by providing the Company's employees and other individuals contributing to the Company and its subsidiaries the opportunity to acquire an equity investment in the Company, the Plan will maintain and strengthen their desire to remain with the Company, stimulate their efforts on the Company's behalf, and also attract other qualified personnel to provide services on behalf of the Company.

     The following statements summarize certain provisions of the Plan. All statements are qualified in their entirety by reference to the text of the Plan, copies of which are available for examination at the Securities and Exchange Commission and at the principal office of the Company, 105 Corporate Park Drive, White Plains, New York 10604.

     The Plan allows the Company to grant incentive stock options ("ISOs"), as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under
Section 422(b) of the Code and Stock Appreciation Rights ("SARs"). ISO's,

NQSO's and SAR's may be collectively referred to as "Options." The vesting of one or more Options granted thereunder may be based on the attainment of specified performance goals of the participant or the performance of the Company, one or more subsidiaries, parent and/or division of one or more of the above. The Plan is intended to provide the employees, directors, independent contractors and consultants of the Company with an added incentive to commence or continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. The Board of Directors has deemed it in the best interest of the Company to establish the Plan so as to provide employees and the other persons listed above the opportunity to acquire a proprietary interest in the Company by means of grants of options to purchase Common Stock. The plan is not subject to ERISA.

ELIGIBILITY FOR PARTICIPATION

     Under the Plan, ISOs or ISOs in tandem with SARs, which are subject to the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39 (a)-(e), may be granted, from time to time, to employees of the Company, including officers, but excluding Directors who are not otherwise employees of the Company. ISOs, NQSOs and SARs (collectively, "Options") may be granted from time to time, under the Plan, to employees of the Company, officers, Directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of the Company (persons entitled to receive ISOs, NQSOs, and/or SARs are hereinafter referred to as "Participants"). ISOs and ISOs in tandem with SARs may not be granted under the Plan to any person for whom shares first become exercisable under the Plan or any other stock option plan of the Company in any calendar year having an aggregate fair market value (measured at the respective time of grant of such options) in excess of $100,000. Any grant in excess of such amount shall be deemed a grant of a NQSO. Furthermore, the maximum number of Options which can be granted to a Participant in any calendar year is 300,000. To date, the Company has approximately 117 employees (three of whom are also Directors), who are eligible for grants of one or more types of Options under the Plan. The Company cannot presently compute the number of non-employees who may be entitled to NQSOs.

ADMINISTRATION

     The Plan is to be administered by the Board of Directors of the Company and/or by a stock option or compensation committee (the administrator of the Plan whether the Board of Directors itself or a committee thereof is hereinafter referred to as the "Committee" unless the context otherwise requires) which shall be comprised solely of at least two "outside directors" (as such term is defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee will have the authority, in its discretion, to determine the persons to whom options shall be granted, the character of such options and the number of shares of Common Stock to be subject to each option. The Board of Directors may administer the Plan, provided, however, that in the event a Committee has been appointed, the Committee will administer the plan with respect to employees included within the term "covered employee" under
Section 162(m) of the Code.

TERMS OF OPTIONS

     The terms of Options granted under the Plan are to be determined by the Board of Directors or the Committee. Each Option is to be evidenced by a stock option agreement between the Company and the person to whom such option is granted, and is subject to the following additional terms and conditions:

          (a) Exercise of the Option: The Committee will determine the time periods during which Options granted under the Plan may be exercised. An Option must be granted within ten (10) years from the date the Plan was adopted or the date the Plan is approved by the Shareholders of the Company, whichever is earlier. Options will be exercisable in whole or in part at any time during the period but will not have an expiration date later than ten (10) years from the date of grant. Unless otherwise provided in any option agreement issued under the Plan, any Option granted under the Plan may be exercisable in whole or in part at any time during the exercise period and except for performance based options, must become fully exercisable within five years from the date of its grant, and not less than 20% of the Option shall become exercisable on an aggregate basis by the end of any of the first five years of the Option. The Committee may, in its sole discretion, accelerate any such vesting period after the grant thereof. Notwithstanding the above, ISOs or SARs granted in tandem with ISOs, granted to holders owning directly or through attribution more than 10% of the Company's Common Stock are subject to the additional restriction that the expiration date shall not be later than five (5) years from the date of grant. An Option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company in cash or certified check, or if permitted by the instrument of grant, with respect to an ISO, or at the discretion of the Committee with respect to NQSOs, by delivery of Common Stock having a fair market value equal to the Option Price, by delivery of an interest bearing promissory note having an original principal balance equal to the Option Price and an interest rate not below the rate which would result in imputed interest under the Code or by a combination of cash, shares of Common Stock and promissory notes. Furthermore, in the case of a NQSO, at the discretion of the Committee, the Participant may have the Company withhold from the Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the exercise price and/or the withholding amount due.

          (b) Option Price: The option price of an NQSO or an SAR granted in tandem with an NQSO granted pursuant to the Plan is determined in the sole discretion of the Committee but, in no event may the option price of an ISO or SAR granted in tandem with an ISO be less than 85% of the fair market value on the date of grant. Such fair market value of an ISO shall be determined by the Committee and, if the Common Shares are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange, or the mean of the reported bid and asked prices of the Common Shares on the over-the-counter market as reported by NASDAQ, the NASD OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on such date. ISOs or SARs granted in tandem with ISOs, granted to holders owning directly or through attribution, more than 10% of the Company's Common Stock are subject to the additional restriction that the option price must be at least 110% of the fair market value of the Company's Common Shares on the date of grant.

          (c) Termination of Employment or Consulting Agreement; Death: Except as provided in the Plan, or otherwise extended by the Committee in its sole discretion, subject to the last paragraph of this subpart (c), upon termination of employment with the Company, or, in the case of a consultant, his consulting agreement, for any reason, a holder of an Option under the Plan may exercise such Option to the extent such Option was exercisable as of the date of termination or at any time within three (3) months after the date of such termination. However, unless otherwise determined by the Committee in its sole discretion, any Options granted under the Plan shall immediately terminate in the event the optionee is terminated as a result of performing services for the Company in bad faith or has been convicted of a felony committed against the Company.

          Unless extended by the Committee, if the holder of an Option granted under the Plan dies (i) while employed by the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment, such option may be exercised at anytime determined by the Committee, but in no event less than six months of death by a legatee or legatees of such option under such individual's last will or by such individual's estate, to the extent such option was exercisable as of the date of death or date of termination of employment, whichever date is earlier.

          If the holder of an Option under the Plan becomes disabled within the definition of Section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, such Option may be exercised at any time within six months, less one day, after such holder's termination of employment due to the disability.

          An Option may not be exercised except to the extent that the holder was entitled to exercise the option at the time of termination of employment or death unless otherwise extended by the Committee in its sole discretion, and in any event it may not be exercised after the original expiration date of the option.

          (d) Nontransferability of Options; No Liens: ISOs and SARs granted in tandem with ISOs shall be nontransferable and nonassignable except by will or the laws of intestacy, and any ISO or SAR in tandem with an ISO is exercisable during the lifetime of the Optionee only by the Optionee, or in the event of his or her death, by a person who acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Optionee. The Board or its Committee has the right to grant options other than ISO's or SAR's in tandem with ISO's which may or may not be transferable or assignable.

     The option agreement may contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Committee.

TERMINATION; MODIFICATION AND AMENDMENT

     The Plan (but not options previously granted under the Plan) shall terminate ten years from the earlier of the date of its adoption by the Board of Directors or the date the Plan is approved by the Shareholders of the Company. No Option will be granted after termination of the Plan.

     The Board of Directors of the Company may terminate the Plan at any time prior to its expiration date, or from time to time make such modifications or amendments of the Plan, as it deems advisable. However, the Board of Directors may not, without the approval of a majority of the then outstanding shares of the Company entitled to vote thereon, except under conditions described under "Adjustments Upon Changes in Capitalization," increase the maximum number of shares as to which options may be granted under the Plan, materially change the standards of eligibility under the Plan, or adopt a new plan.

     No termination, modification or amendment of the Plan may adversely affect the terms of any outstanding Options without the consent of the holders of such Options.

ADJUSTMENTS UPON CHANGES IN CAPITALIZATION.

     In the event that the number of outstanding shares of Common Stock of the Company is changed by reason of recapitalization, reclassification, stock split, stock dividend, combination, exchange of shares, or the like, the Board of Directors of the Company will make an appropriate adjustment in the aggregate number of shares of Common Stock available under the Plan, in the number of shares of Common Stock reserved for issuance upon the exercise of then outstanding Options and in the exercise prices of such Options. Any adjustment in the number of shares will apply proportionately only to the unexercised portion of Options granted under the Plan. Fractions of shares resulting from any such adjustment shall be revised to the next higher whole number of shares.

     In the event of the proposed dissolution or liquidation of substantially all of the assets of the Company, all outstanding Options will automatically terminate, unless otherwise provided by the Board of Directors.

FEDERAL INCOME TAX CONSEQUENCES.

     The following discussion is only a summary of the principal federal income tax consequences of the Options granted under the Plan and is based on existing federal law, which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual optionees, which may substantially alter or modify the federal income tax consequences herein discussed.

     Generally, under present law, when an option qualifies as an ISO under
Section 422 of the Code (i) an employee will not realize taxable income either upon the grant or the exercise of the option, (ii) the amount by which the fair market value of the shares acquired by the exercise of the option at the time of exercise exceeds the option price is included in alternative minimum taxable income for purposes of determining the employee's alternative minimum tax, (iii) any gain or loss (the difference between the net proceeds received upon the disposition of the shares and the option price paid therefor) upon a qualifying disposition of the shares acquired by the exercise of the option will be treated as capital gain or loss if the stock qualifies as a capital asset in the hands of the employee, and (iv) no deduction will be allowed to the Company for federal income tax purposes in connection with the grant or exercise of an incentive stock option or a qualifying disposition of the shares. A disposition by an employee of shares acquired upon exercise of an ISO will constitute a qualifying disposition if it occurs after the holder's death or more than two years after the grant of the option and one year after the issuance of the shares to the employee. If such shares are disposed of by the employee before the expiration of those time limits, the transfer would be a "disqualifying disposition" and the employee, in general, will recognize ordinary income (and the Company will receive an equivalent deduction) equal to the aggregate fair market value of the shares as of the date of exercise less the option price. Ordinary income from a disqualifying disposition will constitute compensation for which withholding may be required under federal and state law. Currently under the Code, the maximum rate of tax on ordinary income is greater than the rate of tax on long-term capital gains. Many proposals have been made to reduce the marginal rate of tax on capital gains. However, to date, no such proposals have been enacted into law. Furthermore, in the future, the rate of tax on such gains may be increased. No assurance can be given of when, if ever, new tax legislation will be enacted into law, and the effective date of any such legislation.

     In the case of a non-qualified stock option granted under the Plan, no income generally is recognized by the optionee at the time of the grant of the option assuming such non-qualified stock option does not have a readily ascertainable fair market value. The optionee generally will recognize ordinary income when the non-qualified stock option is exercised equal to the aggregate fair market value of the shares acquired less the option price. Ordinary income from non-qualified stock options will constitute compensation for which withholding may be required under federal and state law, and the Company will receive an equivalent deduction, subject to the limitations of Section 162(m) of the Code which limits the amount a publicly held corporation may deduct with respect to remuneration generally paid to an executive officer of the Corporation to $1,000,000. Income recognized by such executive officer on the exercise of a NQSO or SAR would be deemed remuneration. However, there are certain requirements which, if met, will allow income from the exercise of a NQSO or SAR to be excluded from remuneration for such purposes. Even though the Company and the Plan satisfy such requirements, no assurance can be given that they will be met in the future.

     Shares acquired upon exercise of non-qualified stock options will have a tax basis equal to their fair market value on the exercise date or other relevant date on which ordinary income is recognized and the holding period for the shares generally will begin on the date of the exercise or such other relevant date. Upon subsequent disposition of the shares, the optionee will recognize capital gain or loss if the stock is a capital asset in his hands. Provided the shares are held by the optionee for more than one year prior to disposition, such gain or loss will be long-term capital gain or loss. As set forth above, the maximum rate of tax on ordinary income is currently greater than the rate of tax on long-term capital gains. To the extent an optionee recognizes a capital loss, such loss may currently generally offset capital gains and $3,000 of ordinary income. Any excess capital loss is carried forward indefinitely.

     The grant of an SAR is generally not a taxable event for the optionee. Upon the exercise of an SAR the optionee will recognize ordinary income in an amount equal to the amount of cash and with respect to SARs granted in tandem with NQSOs, the fair market value of any shares of Common Stock received upon such exercise, and the Company will be entitled to a deduction equal to the same amount. However, if the sale of any shares received would be subject to Section 16(b) of the Securities Exchange Act of 1934, ordinary income attributable to such shares received will be recognized on the date such sale would not give rise to a Section 16(b) action, valued at the fair market value at such later time, unless the optionee has made a Section 83(b) election within 30 days after the date of exercise to recognize ordinary income as of the date of exercise based on the fair market value at the date of exercise.

     The foregoing discussion is only a brief summary of the applicable Federal income tax laws as in effect on this date and should not be relied upon as being a complete statement. The federal tax laws are complex, and they are subject to legislative changes and new or revised judicial or administrative interpretations at any time. In addition to the federal income tax consequences described herein, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which the grantee works and/or resides.

NEW PLAN BENEFITS.

     No options to purchase shares of Common Stock have been granted or allocated under the Plan.

     MANAGEMENT RECOMMENDS VOTING "FOR" THE 1997 INCENTIVE STOCK OPTION PLAN.

PROPOSAL 3.  RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has been the independent public accountants of the Company since November 1979. They have no financial interest, either direct or indirect, in the Company. Selection of independent public accountants is made by the Audit Committee of the Company's Board of Directors and is approved by the entire Board of Directors, subject to Shareholder ratification. A representative of Arthur Andersen LLP is expected to attend the Annual Meeting and to have an opportunity to make a statement or respond to appropriate questions from Shareholders.

     MANAGEMENT RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

                     MEETINGS OF THE BOARD OF DIRECTORS AND
                        INFORMATION REGARDING COMMITTEES

     The Board of Directors has three standing committees, an Audit Committee, a Compensation Committee and an Information Systems Committee. The Board of Directors does not have a Nominating Committee.

     The Audit Committee is composed of Sidney Merians (Chairman), Leo Benatar, Thomas Loemker, and Robert Puopolo. The duties of the Audit Committee include recommending the engagement of independent auditors, reviewing and considering actions of Management in matters relating to audit functions, reviewing with independent auditors the scope and results of its audit engagement, reviewing reports from various regulatory authorities, reviewing the system of internal controls and procedures of the Company, and reviewing the effectiveness of procedures intended to prevent violations of law and regulation. The Audit Committee held two meetings in 1996.

     The Compensation Committee is composed of David McKinney (Chairman), Robert Laidlaw and Walter Williams. Among the duties of this Committee are to recommend to the Board remuneration for officers of the Company, to determine the number and issuance of options pursuant to the Company's 1990 Employee Stock Option Plan and to recommend the establishment of and to monitor a compensation and incentive program for all executives of the Company. The Compensation Committee held one meeting in 1996.

     The Information Systems Committee is composed of Walter Williams (Chairman), David McKinney and Thomas Loemker. The Committee was formed in January 1995 to monitor the development and implementation of advanced, integrated electronic data systems throughout the Company and to ensure that such systems support the Company's strategic objectives. The Information Systems Committee held one meeting in 1996.

     The Board of Directors held five meetings in 1996. All Directors attended at least 75% of the total number of Board meetings and of the meetings of Committees on which each Director served.

     The Company has also adopted a policy that no member of the Board of Directors who attains the age of seventy years shall stand for re-election to the Board of Directors.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth as of March 20, 1997 information with respect to those persons known to the Company to be beneficial owners of more than 5% of the Company's Common Stock.

                                                                         SHARES           PERCENTAGE
                        NAME AND ADDRESS                           BENEFICIALLY OWNED      OF CLASS
-----------------------------------------------------------------  ------------------     ----------
Arthur Hershaft..................................................       4,179,833(1)         14.66%
105 Corporate Park Drive
White Plains, NY 10604
The Prudential Insurance Company of America......................       1,825,278(2)          6.44%
Prudential Plaza
Newark, NJ 07102
Thomas W. Smith..................................................       3,568,900(3)         12.58%
Thomas N. Tryforos
323 Railroad Avenue
Greenwich, CT 06830

---------------
(1) See Footnote 7 to the section of this Proxy captioned "Election of Directors" above for a description of Mr. Hershaft's stock ownership.

(2) Represents shares of Common Stock held for the benefit of The Prudential Insurance Company of America's clients.

(3) Represents shares of Common Stock beneficially owned by Messrs. Smith and Tryforos as investment managers for certain managed accounts consisting of three private investment limited partnerships, of which each of Messrs. Smith and Tryforos is a general partner, an employee profit sharing plan of a corporation of which Mr. Smith is the sole stockholder, for which the both Messrs. Smith and Tryforos are trustees, and a trust for the benefit of a family member of Mr. Smith, for which Mr. Smith is a trustee.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table summarizes the aggregate compensation paid by the Company to the Chief Executive Officer and the three other Executive Officers of the Company during the last three fiscal years:

                                                                    LONG TERM COMPENSATION
                                                               ---------------------------------
                                 ANNUAL COMPENSATION             AWARDS                 PAYOUTS
                          ----------------------------------   ----------              ---------
                                                   OTHER       RESTRICTED              LONG TERM
                                                   ANNUAL        STOCK      OPTIONS/   INCENTIVE
NAME AND PRINCIPAL                              COMPENSATION    AWARD(S)      SARs       PLAN          ALL OTHER
     POSITION      YEAR   SALARY($)  BONUS($)       ($)           ($)        (#)(1)     PAYOUTS    COMPENSATION($)(2)
------------------ -----  --------   --------   ------------   ----------   --------   ---------   ------------------
Arthur Hershaft...  1996  $357,617   $502,918             --           --     31,250          --        $250,000
Chief Executive
Officer             1995  $343,863   $515,795             --           --     39,063          --              --
                    1994  $332,235   $383,731             --           --         --          --              --
Victor Hershaft...  1996  $310,826   $349,680             --           --     15,625          --              --
President           1995  $298,872   $358,646             --           --     19,531          --              --
                    1994  $288,765   $266,819             --           --         --          --              --
Thomas Loemker....  1996        --         --             --           --         --          --              --
Vice Chairman       1995        --         --             --           --         --          --              --
of the Board        1994  $134,615   $100,000             --           --         --          --              --
Jack Plaxe(3).....  1996  $177,606   $166,506             --           --     15,000          --              --
Chief Financial     1995  $170,775   $170,775             --           --     18,750          --              --
Officer             1994  $165,000   $127,050             --           --          0          --              --

---------------
(1) Represents incentive stock options granted under either the Company's 1990 Employee Stock Option Plan or 1982 Incentive Stock Option Plan, as adjusted for stock splits effectuated in the form of stock dividends and stock dividends declared and issued subsequent to the grant of such options.

(2) Includes a special bonus of $250,000 in recognition of extraordinary services performed in 1996 including the agreement to purchase the balance of the interest of Monarch Holdings, Inc. not owned by the Company, the expansion of the business of the Company overseas, and the general increase in the results of operations.

(3) In March 1997, Jack Plaxe resigned from all positions held with the Company including Chief Financial Officer and Secretary.

                INDIVIDUALIZED OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                         ANNUAL RATES OF
                                              % OF TOTAL                                   STOCK PRICE
                                             OPTIONS/SAR's   EXERCISE                    APPRECIATION FOR
                                 OPTIONS/     GRANTED TO     OR BASE                          OPTION
                                  SAR's      EMPLOYEES IN     PRICE     EXPIRATION     --------------------
                                GRANTED(#)    FISCAL YEAR     ($/SH)       DATE          5%          10%
                                ----------   -------------   --------   ----------     -------     --------
Arthur Hershaft...............    27,179          7.9%        $10.89      1/23/01      $47,427     $137,363
                                   4,071          1.2%        $ 9.90      1/23/06      $25,346     $ 64,232
Victor Hershaft...............    15,625          4.5%        $ 9.90      1/23/06      $97,281     $246,531
Jack Plaxe....................    15,000          4.3%        $ 9.90      1/23/06      $93,390     $236,670
Thomsas Loemker...............         0            0              0            0            0            0

---------------
(1) Stock options granted under the Company's 1990 Employee Stock Option Plan (the "Plan") are intended to qualify as incentive stock options ("ISOs")under Section 422 of the Internal Revenue Code of 1986, as amended. Under the terms of the Plan, ISOs may be granted to officers and other key employees of the Company for a maximum term of 10 years. The price per share of an ISO may not be less than the fair market value of the Company's shares on the date the ISO is granted. However, ISOs granted to persons owning more than 10% of the Company's Common Stock may not have a term in excess of five years and may not have an option price of less than 110% of the fair market value per share of the Company's shares on the date the ISO is granted. The maximum number of ISOs is limited to such number so that the aggregate fair market value, determined as of the date the ISOs are granted, of the shares of Common Stock with respect to which ISOs are exercisable for the first time during any calendar year shall not exceed $100,000. Any options granted in excess of the $100,000 limitation would not qualify as ISOs under the
     Internal Revenue Code.

            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR END OPTION/SAR VALUES

                                                                                          VALUE OF
                                                                    NUMBER OF           UNEXERCISED
                                                                   UNEXERCISED          IN-THE-MONEY
                                      SHARES                     OPTIONS/SARs AT      OPTIONS/SARs AT
                                     ACQUIRED                       FY-END(#)            FY-END($)
                                        ON           VALUE         EXERCISABLE/         EXERCISABLE/
               NAME                 EXERCISE(#)     REALIZED      UNEXERCISABLE       UNEXERCISABLE(1)
----------------------------------  -----------     --------     ----------------    ------------------
Arthur Hershaft...................     15,259       $212,138      71,142/63,258      $655,072/$541,234
Victor Hershaft...................     13,352       $192,421      35,045/30,273      $354,076/$273,771
Jack Plaxe........................          0              0      29,101/29,063      $318,242/$262,837
Thomas Loemker....................          0              0           0/0                  0/0

---------------
(1) As adjusted for stock splits effectuated in the form of stock dividends, and stock dividends declared and issued subsequent to the date of grant of such options.

COMPENSATION OF DIRECTORS

     The Company established a policy in 1993 to pay each of its Directors, who are not employees of the Company, in their capacity as Directors, $12,000 per annum and grant each such Director options to purchase 5,000 shares upon becoming a Director and options to purchase an additional 2,500 shares per year, (adjusted for stock dividends subsequent to establishing the policy). As a result of stock dividends distributed since 1993, each Director was granted an option to purchase 4,883 shares of Common Stock in 1996. In addition, each such Director is entitled to be paid $1,000 for attendance at each meeting of the Board of Directors and $600 for attendance at Committee meetings. Committee chairmen are paid $1,000 per annum in such capacity.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENT

     See "Certain Transactions" for a description of employment contracts between the Company and Arthur Hershaft and Victor Hershaft, and certain compensation that may be payable to Arthur Hershaft and Victor Hershaft upon a change in control of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was an officer or employee of the Company or of any of its subsidiaries during the prior year or was formerly an officer of the Company or of any of its subsidiaries. None of the Executive Officers of the Company has served on the Board of Directors or Compensation Committee during the last fiscal year of any other entity, any of whose officers served either on the Board of Directors of the Company or on the Compensation Committee of the Company.

REPORT OF THE COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION POLICY

     The policy and objectives of the Compensation Committee of the Board of Directors with respect to executive compensation are to improve shareholder value by enhancing corporate performance through attracting and retaining key executive personnel. The philosophy of the Committee is to base executive compensation on short and long term performance criteria, thereby providing the motivation and incentive for outstanding performance by executive officers.

     The following statements summarize the policies that guide the Committee's executive compensation decisions. The Company's executive compensation program is designed to:

     -- Create an inducement and motivation for executive officers to sustain
        Company growth and increase market share.

     -- Align the financial interests of the executive officers with those of the Company's shareholders.

     -- Reward above-average returns to shareholders.

     -- Induce corporate loyalty in both the short and long term.

     The Company's executive compensation program has three major components: base salaries, annual incentive, and long-term incentives.

BASE SALARIES

     The Company's executive officers receive base salaries as compensation for their job performance, abilities, knowledge, and experience. With respect to Arthur Hershaft, the Chief Executive Officer and Chairman of the Board of Directors of the Company, the base salary is determined pursuant to the terms of his employment contract with the Company. Apart from any contractual commitments, the base salaries paid to the executive officers are intended to be maintained at competitive levels. This reflects the Committee's desire to place more emphasis on the incentive portion of executive compensation, and thereby correlating compensation to performance. The Committee reviews base salaries annually and determines increases based upon an executive officer's contribution to corporate performance and competitive market conditions.

ANNUAL INCENTIVE COMPENSATION

     The Committee has adopted an annual incentive compensation program based upon corporate performance criteria to augment the base salaries received by executive officers. Under the incentive compensation program, performance is measured as a function of the Company's improvement in earnings per share from year to year. Each year, the Committee establishes "target" bonus awards for executive officers. For 1997, the target incentive bonus award will be paid if the growth in earnings per share is 20%. No bonus will be paid unless the growth in earnings per share is at least 5%. The maximum bonus award of 200% of target will be paid if growth in earnings per share is 40% or more. The "target" bonus award with respect to Arthur Hershaft is 75% of base salary if the growth in earnings per share is 20% or more.

LONG-TERM INCENTIVES

     The Company has also established a stock option plan, pursuant to which stock options are awarded by the Committee periodically to executive officers. Stock option plans are designed to encourage executives to acquire an equity interest in the Company, thereby aligning their long-term financial interests with those of the shareholders. In January, 1997, the Committee authorized a grant to Arthur Hershaft of 30,000 non-qualified stock options to purchase a like number of shares of the Company's Common Stock at an exercise price of $16.625 (equal to the closing market price on the date of grant) and a grant to Victor Hershaft of 12,306 qualified stock options and 7,694 non-qualified stock options to purchase a like number of shares of the Company's Common Stock at an exercise price of $16.625 (equal to the closing market price on the date of grant) The Committee believes this grant to be consistent with its compensation policies by encouraging performance which contributes to the overall profitability of the Company and which increases the price of the Company's Common Stock.

     Submitted March 24, 1997 by the members of the Compensation Committee.

                            David McKinney, Chairman
                                 Robert Laidlaw
                                Walter Williams

                               PERFORMANCE GRAPH

     The following graph compares on a cumulative basis the yearly percentage change, assuming dividend reinvestment, over the last five fiscal years in (a) the total shareholder return on the Company's Common Stock with (b) the total return on the Standard & Poor's 500 Composite Index ("S&P 500") and (c) the total return on a selected peer group index (the "1996 Peer Group"). The S&P 500 has been selected as the required broad entity market index. The 1996 Peer Group is an index weighted by the relative market capitalization of the following ten companies which were selected for being in related industries to the Company's (product identification, bar-code, apparel, textile, and printing), for having revenues between $50 and $700 million in their most recently reported fiscal years and for having 5 year compound annual revenue growth of at least 10%. The ten are: W.H. Brady Co.; Cadmus Communications Corp.; Checkpoint Systems, Inc.; Eltron International; Merrill Corporation; Sealright Co., Inc.; Sensormatic Electronics Corp.; Shorewood Packaging Corporation; Symbol Technologies Inc.; and Telxon Corp.

     The following graph assumes that $100 had been invested in each of Paxar Corporation, the S&P 500, and the 10-member 1996 Peer Group on December 31, 1991.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
              AMONG PAXAR CORPORATION, S&P 500 INDEX & PEER GROUP

        MEASUREMENT PERIOD                                                     96 PEER GROUP
      (FISCAL YEAR COVERED)          PAXAR CORPORATION     S&P 500 INDEX           INDEX
1991                                            100.00              100.00              100.00
1992                                            275.61              107.64               94.43
1993                                            268.60              118.50              122.84
1994                                            221.98              120.06              147.69
1995                                            367.66              165.18              144.53
1996                                            598.31              203.11              146.42

     The immediately preceding sections entitled "Executive Compensation" and "Performance Graph" do not constitute soliciting material for purposes of Rule 14a-9 of the Securities and Exchange Commission (the "Commission"), and will not be deemed to have been filed with the Commission for purposes of Section 18 of the Securities Exchange Act of 1934, and are not to be incorporated by reference into any other filing made by the Company with the Commission.

                              CERTAIN TRANSACTIONS

     The Company leases a plant located in Sayre, Pennsylvania from certain present and former principals of the Company and certain of their heirs at an annual rental of $108,000. Management believes that the terms of this transaction are no less favorable to the Company than the terms obtainable from non-affiliated persons.

     On December 16, 1986, Arthur Hershaft and the Company entered into an employment agreement. The agreement provides for an initial term of five years and is renewable, at the option of Mr. Hershaft, for an additional five years. In 1991, Mr. Hershaft exercised his option to renew his agreement for an additional five years. Thereafter, the contract is automatically renewed annually unless either the Company or Mr. Hershaft elect to terminate it. Mr. Hershaft's fixed compensation for the fiscal year ending December 31, 1997 will be $370,135. Mr. Hershaft is a participant in the Company's incentive compensation programs and is entitled to receive other fringe benefits available to executives employed by the Company. The Company has also agreed to maintain a $1,000,000 life insurance policy on Mr. Hershaft's life, which requirement Mr. Hershaft has waived. In the event of a permanent disability, Mr. Hershaft will be entitled to $150,000 per annum (inclusive of coverage provided by Social Security) pursuant to the proceeds of the disability insurance policy maintained by the Company on Mr. Hershaft's behalf, provided that the premiums for such disability insurance do not exceed $15,000 per annum. Mr. Hershaft may resign as an active employee and become a consultant to the Company following the conclusion of the term of the employment agreement. In the event Mr. Hershaft becomes a consultant, he will be entitled to receive annual compensation of $150,000 for each year in which he acts as a consultant to the Company prior to his 65th birthday and annual compensation of $250,000 for each year in which he acts as a consultant to the Company following his 65th birthday. The aggregate length of Mr. Hershaft's consulting term is to be 10 years. In the event there is a change in control of the Company which Mr. Hershaft and a majority of the Corporation's Board of Directors oppose, Mr. Hershaft will be entitled, upon such change of control, to terminate his employment and receive 2.9 times his fixed compensation as defined in the employment agreement. However, if Mr. Hershaft opposes a change in control, but the majority of the Board of Directors vote in favor of such change, then Mr. Hershaft may terminate his employment and receive 2.5 times his fixed compensation. The employment agreement also contains various restrictive covenants limiting Mr. Hershaft's ability to enter into competition with the Company.

     On February 13, 1989, Victor Hershaft and the Company entered into an employment agreement. The agreement provides for an initial term of six years and is renewable for an additional four years unless either party elects to terminate the agreement. In 1995, Mr. Hershaft exercised his option to renew his agreement for an additional four years. Thereafter, the contract is automatically renewable annually unless either the Company or Mr. Hershaft elects to terminate it. Mr. Hershaft receives annual increases in salary equal to the greater of (i) the average of the percentage increase of fixed compensation of the three most senior executive officers of the Company granted during the year then ended and (ii) five (5%) percent of Mr. Hershaft's fixed compensation. Mr. Hershaft's fixed compensation for the fiscal year ending December 31, 1997 will be $321,706. Mr. Hershaft is also a participant in the Company's incentive compensation program and is entitled to receive other fringe benefits available to executives employed by the Company. The Company also maintains a $200,000 life insurance policy on Mr. Hershaft's life, payable to beneficiaries named by Mr. Hershaft. In the event of a permanent disability, Mr. Hershaft will be entitled to $150,000 per annum (inclusive of coverage provided by Social Security) pursuant to the proceeds of the disability insurance policy maintained by the Company on Mr. Hershaft's behalf, provided that the premiums for such disability insurance do not exceed $7,500 per annum. Mr. Hershaft may resign as an active employee and become a manufacturer's representative for the Company at the expiration of the initial term or any renewed term. In the event there is a change in control of the Company which Mr. Victor Hershaft, Mr. Arthur Hershaft and a majority of the Corporation's Board of Directors oppose, Mr. Victor Hershaft will be entitled, upon such change of control, to terminate his employment and receive 2.9 times his fixed compensation as defined in the employment agreement. However, if Mr. Victor Hershaft and Mr. Arthur Hershaft oppose a change in control, but the majority of the Board of Directors vote in favor of such change, then Mr. Victor Hershaft upon such change in control may terminate his employment and receive 2.5 times his fixed compensation. The employment agreement also contains various restrictive covenants limiting Mr. Victor Hershaft's ability to enter into competition with the Company.

     The law firm of Snow Becker Krauss P.C., of which Jack Becker is a principal, serves as general counsel to the Company.

     The Company has procured Directors and Officers' liability insurance from Royal Indemnity Company under a contract dated March 1, 1997 at an aggregate annual premium of $121,000. The policies insure the Company and the Directors and Officers of the Company in accordance with the indemnification provisions of the New York Business Corporation Law.

     In December 1989, Arthur Hershaft and the Company entered into an agreement, as amended, providing for restrictions on the transfer by Mr. Hershaft, or by his relatives or legal representatives, of the issued and outstanding Common Stock of the Company held by Mr. Hershaft. The agreement prohibits Mr. Hershaft from selling or otherwise encumbering or disposing of his Common Stock unless he first offers the shares in writing for sale to the Company at a price equal to the market value of the shares, or, if Mr. Hershaft receives an offer from a third party to purchase all or a portion of his Common Stock, at a price per share equal to the price offered by the third party. The agreement permits Mr. Hershaft to gift up to 100,000 shares per annum and to encumber and/or pledge up to an additional 75,000 per annum during the term of the agreement. In addition, the agreement permits Mr. Hershaft to transfer Common Stock to his wife, children, grandchildren or a charitable trust maintained by him, provided that any such permitted transferee enters into an agreement with the Company on the same terms as Mr. Hershaft's December 1989 agreement. The agreement also allows Mr. Hershaft the following rights: (i) to sell Common Stock on the open market in quantities permissible under Rule 144 promulgated by the Securities and Exchange Commission; and (ii) to sell Common Stock pursuant to a merger or other corporate reorganization approved by the Company's Board of Directors, provided that the same transaction is offered to at least the holders of a majority of the Company's then outstanding shares of Common Stock.

     In the event of the death of Mr. Hershaft, the December 1989 agreement, as amended, also requires the Company to purchase and the executor or administrator of Mr. Hershaft's estate to sell (i) all of the shares of Common Stock owned by the estate, if the total market value of such shares shall be $5,000,000 or less, or (ii) the number of shares of a market value of $5,000,000, if the total valuation of all of the Common Stock owned by Mr. Hershaft's estate shall be more than $5,000,000. Under the agreement, the Company agreed to procure life insurance on the life of Mr. Hershaft in the aggregate amount of $5,000,000 to provide funds necessary to purchase Common Stock, as required upon his death. If less than all of the Common Stock held by Mr. Hershaft's estate is sold to the Company upon his death, the Company shall have the right, once during each twelve-month period after closing of the purchase of Common Stock for the estate, to purchase additional Common Stock for the estate in amounts equal to the lesser of up to 30,000 shares or such number of shares as shall have an aggregate market value of $350,000. The beneficiaries of Mr. Hershaft's estate will be bound by the terms of the agreement.

     On January 24, 1996, the Company granted 15,625 incentive stock options exercisable at $9.90 per share to Victor Hershaft, a Director and President of the Company, and 15,000 to Jack Plaxe, then the Company's Vice President and Chief Financial Officer. Twenty-five percent of such options became exercisable on the first anniversary of the date such options were granted. Thereafter an additional twenty-five percent becomes exercisable on each succeeding anniversary. Once vested, the options remain exercisable until January 23, 2006.

     On January 24, 1996, the Company granted 27,179 incentive stock options to Arthur Hershaft, the Company's Chief Executive Officer. Such options are exercisable at a price of $10.89 per share for a period of five years. In addition, on January 24, 1996, the Company granted 4,071 options to Arthur Hershaft which are exercisable at price of $9.90 for a period of ten years.

     On April 24, 1996, the Company granted an aggregate of 39,064 options (4,883 each) to the following of the Company's Directors: David McKinney, Robert Laidlaw, Jack Becker, Leo Benatar, Sidney Merians, Walter Williams, Robert Puopolo and Thomas Loemker. Such options are exercisable at $12.80 per share for a period of ten years and were granted in connection with service on the Company's Board of Directors. See "Executive Compensation -- Compensation of Directors."

     On January 25, 1996, the Company granted 6,250 options to Leo Benatar, a Director of the Company. Such options are exercisable at $9.50 per share for a period of ten years and were granted in connection with his election to the Company's Board of Directors. See "Executive Compensation -- Compensation of Directors."

     On March 3, 1997, the Company completed the acquisition from Odyssey Partners, L.P. ("Odyssey") of 495 shares (the "Shares") of common stock, par value $.01 ("Holdings Common Stock") of Monarch Holdings, Inc., a Delaware corporation ("Holdings"). The Company previously owned 495 shares of Holdings Common Stock. Holdings owned all of the outstanding capital stock of Monarch Marking Systems, Inc. ("Monarch"). Immediately following the closing of the acquisition, the Company merged with Holdings, as a consequence of which Monarch became a wholly-owned subsidiary of the Company. Thomas R. Loemker, a director, and John W. Paxton, a candidate for director, each received 125,229 shares of the Company's Common Stock in the merger in exchange for 10 shares (1%) of Holdings Common Stock owned by each of them. In the merger, Mr. Paxton received incentive stock options to purchase an aggregate of 500,918 shares of the Company's Common Stock at $2.42 a share pursuant to the Company's 1990 Employee Stock Option Plan in exchange for outstanding options to purchase Holdings Common Stock.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and persons who own more than ten-percent of the Company's equity securities are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from January 1, 1996 through December 31, 1996, all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with.

                 DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

     Proposals of shareholders of the Company that are intended to be presented at the Company's next Annual Meeting must be received by the Company no later than December 23, 1997 in order for them to be included in the proxy statement and form of proxy relating to that meeting.

                                          By Order of the Board of Directors

                                          JACK BECKER
                                          Assistant Secretary

     Copies of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 as filed with the Securities and Exchange Commission, including the financial statements, can be obtained without charge by shareholders (including beneficial owners of the Company's Common Stock) upon written request to Investor Relations: Attn: Ms. Annette Geraghty, PAXAR Corporation, 105 Corporate Park Drive, White Plains, New York 10604 and can be found on the SEC's website at www.sec.gov.

White Plains, New York
March 31, 1997

                                                                       EXHIBIT A

                               PAXAR CORPORATION
                        1997 INCENTIVE STOCK OPTION PLAN

1. PURPOSES.

     The PAXAR CORPORATION 1997 INCENTIVE STOCK OPTION PLAN (the "Plan") is intended to provide the employees, directors, independent contractors and consultants of Paxar Corporation (the "Company") and/or any subsidiary or parent thereof with an added incentive to commence and/or continue their services to the Company and to induce them to exert their maximum efforts toward the Company's success. By thus encouraging employees, directors, independent contractors and consultants and promoting their continued association with the Company, the Plan may be expected to benefit the Company and its shareholders. The Plan allows the Company to grant Incentive Stock Options ("ISOs") (as defined in Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), Non-Qualified Stock Options ("NQSOs") not intended to qualify under
Section 422(b) of the Code and Stock Appreciation Rights ("SARs") (collectively the "Options"). The vesting of one or more Options granted hereunder may be based on the attainment of specified performance goals of the participant or the performance of the Company, one or more subsidiaries, parent and/or division of one or more of the above.

2. SHARES SUBJECT TO THE PLAN.

     The total number of shares of Common Stock of the Company, $.10 par value per share, that may be subject to Options granted under the Plan shall be one and one-half million (1,500,000) in the aggregate, subject to adjustment as provided in Paragraph 8 of the Plan; however, the grant of an ISO to an employee together with a tandem SAR or any NQSO to an employee together with a tandem SAR shall only require one share of Common Stock available subject to the Plan to satisfy such joint Option. The Company shall at all times while the Plan is in force reserve such number of shares of Common Stock as will be sufficient to satisfy the requirement of outstanding Options granted under the Plan. In the event any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available for granting of Options under the Plan.

3. ELIGIBILITY.

     ISO's or ISO's in tandem with SAR's (provided the SAR meets the requirements set forth in Temp. Reg. Section 14a.422A-1, A-39 (a) through (e) inclusive) may be granted from time to time under the Plan to one or more employees of the Company or of a "subsidiary" or "parent" of the Company, as the quoted terms are defined within Section 424 of the Code. An Officer is an employee for the above purposes. However, a director of the Company who is not otherwise an employee is not deemed an employee for such purposes. NQSOs and SARs may be granted from time to time under the Plan to one or more employees of the Company, Officers, members of the Board of Directors, independent contractors, consultants and other individuals who are not employees of, but are involved in the continuing development and success of the Company and/or of a subsidiary of the Company, including persons who have previously been granted Options under the Plan.

4. ADMINISTRATION OF THE PLAN.

     (a) The Plan shall be administered by the Board of Directors of the Company as such Board of Directors may be composed from time to time and/or by a Stock Option Committee or Compensation Committee (the "Committee") which shall be comprised of solely of at least two Outside Directors (as such term is defined in regulations promulgated from time to time with respect to Section 162(m)(4)(C)(i) of the Code) appointed by such Board of Directors of the Company. As and to the extent authorized by the Board of Directors of the Company, the Committee may exercise the power and authority vested in the Board of Directors under the Plan. Within the limits of the express provisions of the Plan, the Board of Directors or Committee shall have the authority, in its discretion, to determine the individuals to whom, and the time or times at which, Options shall be granted, the character of such Options (whether ISOs, NQSOs, and/or SARs in tandem with NQSOs, and/or SARs in tandem with ISOs) and the number of shares of Common Stock to be subject to each Option, the manner and form in which the optionee can tender payment upon the exercise of his Option, and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of Option agreements that may be entered into in connection with Options (which need not be identical), subject to the limitation that agreements granting ISOs must be consistent with the requirements for the ISOs being qualified as "incentive stock options" as provided in Section 422 of the Code, and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan. In making such determinations, the Board of Directors and/or the Committee may take into account the nature of the services rendered by such individuals, their present and potential contributions to the Company's success, and such other factors as the Board of Directors and/or the Committee, in its discretion, shall deem relevant. The Board of Directors' and/or the Committee's determinations on the matters referred to in this Paragraph shall be conclusive.

     (b) Notwithstanding anything contained herein to the contrary, at anytime during the period the Company's Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "1934 Act), the Committee, if one has been appointed to administer all or part of the Plan, shall have the exclusive right to grant Options to Covered Employees as defined under Section 162(m)(3) of the Code (generally persons subject to Section 16 of the 1934 Act) and set forth the terms and conditions thereof. With respect to persons subject to Section 16 of the 1934 Act, transactions under the Plan are intended, to the extent possible, comply with all applicable conditions of Rule 16b-3, as amended from time to time, (and its successor provisions, if any) under the 1934 Act and
Section 162(m)(4)(C) of the Code of 1986, as amended. To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors and/or such Committee.

5. TERMS OF OPTIONS.

     Within the limits of the express provisions of the Plan, the Board of Directors or the Committee may grant either ISOs or NQSOs or SARs in tandem with NQSOs or SARs in tandem with ISOs. An ISO or an NQSO enables the optionee to purchase from the Company, at any time during a specified exercise period, a specified number of shares of Common Stock at a specified price (the "Option Price"). The optionee, if granted a SAR in tandem with a NQSO or ISO, may receive from the Company, in lieu of exercising his option to purchase shares pursuant to his NQSO or ISO, at one of the certain specified times during the exercise period of the NQSO or ISO as set by the Board of Directors or the Committee, the excess of the fair market value upon such exercise (as determined in accordance with subparagraph (b) of this Paragraph 5) of one share of Common Stock over the Option Price per share specified upon grant of the NQSO or ISO/SAR multiplied by the number of shares of Common Stock covered by the SAR so exercised. The character and terms of each Option granted under the Plan shall be determined by the Board of Directors and/or the Committee consistent with the provisions of the Plan, including the following:

     (a) An Option granted under the Plan must be granted within 10 years from the date the Plan is adopted, or the date the Plan is approved by the shareholders of the Company, whichever is earlier.

     (b) The Option Price of the shares of Common Stock subject to each ISO and each SAR issued in tandem with an ISO shall not be less than the fair market value of such shares of Common Stock at the time such ISO is granted. Such fair market value shall be determined by the Board of Directors and, if the shares of Common Stock are listed on a national securities exchange or traded on the over-the-counter market, the fair market value shall be the closing price on such exchange, or the mean of the closing bid and asked prices of the shares of Common Stock on the over-the-counter market, as reported by the Nasdaq Stock Market, the National Association of Securities Dealers OTC Bulletin Board or the National Quotation Bureau, Inc., as the case may be, on the day on which the Option is granted or, if there is no closing price or bid or asked price on that day, the closing price or mean of the closing bid and asked prices on the most recent day preceding the day on which the Option is granted for which such prices are available. If an ISO or SAR in tandem with an

ISO is granted to any individual who, immediately before the ISO is to be granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or a subsidiary or parent of the Company, the Option Price of the shares of Common Stock subject to such ISO shall not be less than 110% of the fair market value per share of the shares of Common Stock at the time such ISO is granted.

     (c) The Option Price of the shares of Common Stock subject to an NQSO or an SAR in tandem with a NQSO granted pursuant to the Plan shall be determined by the Board of Directors or the Committee, in its sole discretion, but in no event less than 85% of the fair market value per share of the shares of Common Stock at the time of grant.

     (d) In no event shall any Option granted under the Plan have an expiration date later than 10 years from the date of its grant, and all Options granted under the Plan shall be subject to earlier termination as expressly provided in Paragraph 6 hereof. If an ISO or an SAR in tandem with an ISO is granted to any individual who, immediately before the ISO is granted, owns (directly or through attribution) more than 10% of the total combined voting power of all classes of capital stock of the Company or of a subsidiary or parent of the Company, such ISO shall by its terms expire and shall not be exercisable after the expiration of five (5) years from the date of its grant.

     (e) An SAR may be exercised at any time during the exercise period of the ISO or NQSO with which it is granted in tandem and prior to the exercise of such ISO or NQSO. Notwithstanding the foregoing, the Board of Directors and/or the Committee shall in their discretion determine from time to time the terms and conditions of SAR's to be granted, which terms may vary from the afore-described conditions, and which terms shall be set forth in a written stock option agreement evidencing the SAR granted in tandem with the ISO or NQSO. The exercise of an SAR granted in tandem with an ISO or NQSO shall be deemed to cancel such number of shares subject to the unexercised Option as were subject to the exercised SAR. The Board of Directors or the Committee has the discretion to alter the terms of the SARS if necessary to comply with Federal or state securities law. Amounts to be paid by the Company in connection with an SAR may, in the Board of Director's or the Committee's discretion, be made in cash, Common Stock or a combination thereof.

     (f) An Option granted under the Plan shall become exercisable, in whole at any time or in part from time to time, but in no event may an Option (i) be exercised as to less than one hundred (100) shares of Common Stock at any one time, or the remaining shares of Common Stock covered by the Option if less than one hundred (100), and (ii) except with respect to performance based Options, become fully exercisable more than five years from the date of its grant nor shall less than 20% of the Option become exercisable in any of the first five years of the Option, if not terminated as provided in Section 6 hereof. The Board of Directors or the Committee, if applicable, shall, in the event it so elects in its sole discretion, set one or more performance standards with respect to one or more Options upon which vesting is conditioned (which performance standards may vary among the Options).

     (g) An Option granted under the Plan shall be exercised by the delivery by the holder thereof to the Company at its principal office (to the attention of the Secretary) of written notice of the number of full shares of Common Stock with respect to which the Option is being exercised, accompanied by payment in full, which payment at the option of the optionee shall be in the form of (i) cash or certified or bank check payable to the order of the Company, of the Option Price of such shares of Common Stock, or, (ii) if permitted by the Committee or the Board of Directors, as determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by the delivery of shares of Common Stock having a fair market value equal to the Option Price or the delivery of an interest-bearing promissory note having an original principal balance equal to the Option Price and an interest rate not below the rate which would result in imputed interest under the Code (provided, in order to qualify as an ISO, more than one year shall have passed since the date of grant and one year from the date of exercise), or (iii) at the option of the Committee or the Board of Directors, determined by the Committee or the Board of Directors in its sole discretion at the time of the grant of the Option with respect to an ISO and at or prior to the time of exercise with respect to a NQSO, by a combination of cash, promissory note and/or such shares of Common Stock (subject to the restriction above) held by the employee that have a fair market value together with such cash and principal amount of any promissory note that shall equal the Option Price, and, in the case of a NQSO, at the discretion of the Committee or Board of Directors by having the Company withhold from the shares of Common Stock to be issued upon exercise of the Option that number of shares having a fair market value equal to the exercise price and/or the tax withholding amount due, or otherwise provide for withholding as set forth in Paragraph 9(c) hereof, or in the event an employee is granted an ISO or NQSO in tandem with an SAR and desires to exercise such SAR, such written notice shall so state such intention. To the extent allowed by applicable Federal and state securities laws, the Option Price may also be paid in full by a broker-dealer to whom the optionee has submitted an exercise notice consisting of a fully endorsed Option, or through any other medium of payment as the Board of Directors and/or the Committee, in its discretion, shall authorize.

     (h) The holder of an Option shall have none of the rights of a stockholder with respect to the shares of Common Stock covered by such holder's Option until such shares of Common Stock shall be issued to such holder upon the exercise of the Option.

     (i) All ISOs or SARs in tandem with ISOs granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and may be exercised during the lifetime of the holder thereof only by the holder. The Board or the Committee, in its sole discretion, shall determine whether an Option other than an ISO or SAR in tandem with an ISO shall be transferable. No Option granted under the Plan shall be subject to execution, attachment or other process.

     (j) The aggregate fair market value, determined as of the time any ISO or SAR in tandem with an ISO is granted and in the manner provided for by Subparagraph (b) of this Paragraph 5, of the shares of Common Stock with respect to which ISOs granted under the Plan are exercisable for the first time during any calendar year and under incentive stock options qualifying as such in accordance with Section 422 of the Code granted under any other incentive stock option plan maintained by the Company or its parent or subsidiary corporations, shall not exceed $100,000. Any grant of Options in excess of such amount shall be deemed a grant of a NQSO.

     (k) Notwithstanding anything contained herein to the contrary, an SAR which was granted in tandem with an ISO shall (i) expire no later than the expiration of the underlying ISO; (ii) be for no more than 100% of the spread at the time the SAR is exercised; (iii) shall only be transferable when the underlying ISO is transferable; (iv) only be exercised when the underlying ISO is eligible to be exercised; and (v) only be exercisable when there is a positive spread.

     (l) In no event shall an employee be granted Options for more than 300,000 shares of Common Stock during any calendar year period; provided, however, that the limitation set forth in this Section 5(l) shall be subject to adjustment as provided in Section 8 herein.

6. DEATH OR TERMINATION OF EMPLOYMENT/CONSULTING RELATIONSHIP.

     (a) Except as provided herein, or otherwise determined by the Board of Directors or the Committee in its sole discretion, upon termination of employment with the Company voluntarily by the employee or termination of a consulting relationship with the Company prior to the termination of the term thereof, a holder of an Option under the Plan may exercise such Options to the extent such Options were exercisable as of the date of termination at any time within thirty (30) days after termination, subject to the provisions of Subparagraph (d) of this Paragraph 6. Except as provided herein, or otherwise determined by the Board of Directors or the Committee in its sole discretion, if such employment or consulting relationship shall terminate for any reason other than death, voluntary termination by the employee or for cause, then such Options may be exercised at anytime within three (3) months after such termination. Notwithstanding anything contained herein to the contrary, unless otherwise determined by the Board of Directors or the Committee in its sole discretion, any options granted hereunder to an Optionee and then outstanding shall immediately terminate in the event the Optionee is terminated for cause, and the other provisions of this Section 6 shall not be applicable thereto. For purposes of this Section 6, termination for cause shall be deemed the decision of the Company, in its sole discretion, that Optionee has not adequately performed the services for which he/she/it was hired.

     (b) If the holder of an Option granted under the Plan dies (i) while employed by the Company or a subsidiary or parent corporation or while providing consulting services to the Company or a subsidiary or parent corporation or (ii) within three (3) months after the termination of such holder's employment/consulting, such Options may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised by a legatee or legatees of such Option under such individual's last will or by such individual's personal representatives or distributees at any time within such time as determined by the Board of Directors or the Committee in its sole discretion, but in no event less than six months after the individual's death, to the extent such Options were exercisable as of the date of death or date of termination of employment, whichever date is earlier.

     (c) If the holder of an Option under the Plan becomes disabled within the definition of section 22(e)(3) of the Code while employed by the Company or a subsidiary or parent corporation, such Option may, subject to the provisions of subparagraph (d) of this Paragraph 6, be exercised at any time within six months less one day after such holder's termination of employment due to the disability.

     (d) Except as otherwise determined by the Board of Directors or the Committee in its sole discretion, an Option may not be exercised pursuant to this Paragraph 6 except to the extent that the holder was entitled to exercise the Option at the time of termination of employment, consulting relationship or death, and in any event may not be exercised after the original expiration date of the Option. Notwithstanding anything contained herein which may be to the contrary, such termination or death prior to vesting shall, unless otherwise determined by the Board of Directors or Committee, in its sole discretion, be deemed to occur at a time the holder was not entitled to exercise the Option.

     (e) The Board of Directors or the Committee, in its sole discretion, may at such time or times as it deems appropriate, if ever, accelerate all or part of the vesting provisions with respect to one or more outstanding options. The acceleration of one Option shall not infer that any Option is or to be accelerated.

7. LEAVE OF ABSENCE.

     For the purposes of the Plan, an individual who is on military or sick leave or other bona fide leave of absence (such as temporary employment by the Government) shall be considered as remaining in the employ of the Company or of a subsidiary or parent corporation for ninety (90) days or such longer period as such individual's right to reemployment is guaranteed either by statute or by contract.

8. ADJUSTMENT UPON CHANGES IN CAPITALIZATION.

     (a) In the event that the outstanding shares of Common Stock are hereafter changed by reason of recapitalization, reclassification, stock split-up, combination or exchange of shares of Common Stock or the like, or by the issuance of dividends payable in shares of Common Stock, an appropriate adjustment shall be made by the Board of Directors, as determined by the Board of Directors and/or the Committee, in the aggregate number of shares of Common Stock available under the Plan, in the number of shares of Common Stock issuable upon exercise of outstanding Options, and the Option Price per share. In the event of any consolidation or merger of the Company with or into another company, or the conveyance of all or substantially all of the assets of the Company to another company for solely stock and/or securities, each then outstanding Option shall upon exercise thereafter entitle the holder thereof to such number of shares of Common Stock or other securities or property to which a holder of shares of Common Stock of the Company would have been entitled to upon such consolidation, merger or conveyance; and in any such case appropriate adjustment, as determined by the Board of Directors of the Company (or successor entity) shall be made as set forth above with respect to any future changes in the capitalization of the Company or its successor entity. In the event of the proposed dissolution or liquidation of the Company, or, except as provided in
(b) below, the sale of substantially all the assets of the Company for other than stock and/or securities, all outstanding Options under the Plan will automatically terminate, unless otherwise provided by the Board of Directors of the Company or any authorized committee thereof.

     (b) Any Option granted under the Plan, may, at the discretion of the Board of Directors of the Company and said other corporation, be exchanged for options to purchase shares of capital stock of another corporation which the Company, and/or a subsidiary thereof is merged into, consolidated with, or all or a substantial portion of the property or stock of which is acquired by said other corporation or separated or reorganized into. The terms, provisions and benefits to the optionee of such substitute option(s) shall in all respects be identical to the terms, provisions and benefits of optionee under his Option(s) prior to said substitution. To the extent the above may be inconsistent with Sections 424(a)(1) and (2) of the Code, the above shall be deemed interpreted so as to comply therewith.

     (c) Any adjustment in the number of shares of Common Stock shall apply proportionately to only the unexercised portion of the Options granted hereunder. If fractions of shares of Common Stock would result from any such adjustment, the adjustment shall be revised to the next higher whole number of shares of Common Stock.

9. FURTHER CONDITIONS OF EXERCISE.

     (a) Unless the shares of Common Stock issuable upon the exercise of an Option have been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, prior to the exercise of the Option, an optionee must represent in writing to the Company that such shares of Common Stock are being acquired for investment purposes only and not with a view towards the further resale or distribution thereof, and must supply to the Company such other documentation as may be required by the Company, unless in the opinion of counsel to the Company such representation, agreement or documentation is not necessary to comply with said Act.

     (b) The Company shall not be obligated to deliver any shares of Common Stock until they have been listed on each securities exchange on which the shares of Common Stock may then be listed or until there has been qualification under or compliance with such state or federal laws, rules or regulations as the Company may deem applicable.

     (c) The Board of Directors or Committee may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of any taxes that the Company is required by any law or regulation of any governmental authority, whether federal, state or local, domestic or foreign, to withhold in connection with the exercise of any Option, including, but not limited to, (i) the withholding of payment of all or any portion of such Option and/or SAR until the holder reimburses the Company for the amount the Company is required to withhold with respect to such taxes, or (ii) the cancelling of any number of shares of Common Stock issuable upon exercise of such Option and/or SAR in an amount sufficient to reimburse the Company for the amount it is required to so withhold, (iii) the selling of any property contingently credited by the Company for the purpose of exercising such Option, in order to withhold or reimburse the Company for the amount it is required to so withhold, or (iv) withholding the amount due from such employee's wages if the employee is employed by the Company or any subsidiary thereof.

10. TERMINATION, MODIFICATION AND AMENDMENT.

     (a) The Plan (but not Options previously granted under the Plan) shall terminate ten (10) years from the earliest of the date of its adoption by the Board of Directors, or the date the Plan is approved by the shareholders of the Company, or such date of termination, as hereinafter provided, and no Option shall be granted after termination of the Plan.

     (b) The Plan may from time to time be terminated, modified or amended by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

     (c) The Board of Directors of the Company may at any time, prior to ten
(10) years from the earlier of the date of the adoption of the Plan by such Board of Directors or the date the Plan is approved by the shareholders, terminate the Plan or from time to time make such modifications or amendments of the Plan as it may deem advisable; provided, however, that the Board of Directors shall not, without approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon, increase (except as provided by Paragraph 8) the maximum number of shares of Common Stock as to which Options or shares may be granted under the Plan, or materially change the standards of eligibility under the Plan. Any amendment to the Plan which, in the opinion of counsel to the Company, will be deemed to result in the adoption of a new Plan, will not be effective until approved by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon.

     (d) No termination, modification or amendment of the Plan may adversely affect the rights under any outstanding Option without the consent of the individual to whom such Option shall have been previously granted.

11. EFFECTIVE DATE OF THE PLAN.

     The Plan shall become effective upon adoption by the Board of Directors of the Company. The Plan shall be subject to approval by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the Company entitled to vote thereon within one year before or after adoption of the Plan by the Board of Directors.

12. NOT A CONTRACT OF EMPLOYMENT.

     Nothing contained in the Plan or in any option agreement executed pursuant hereto shall be deemed to confer upon any individual to whom an Option is or may be granted hereunder any right to remain in the employ of the Company or of a subsidiary or parent of the Company or in any way limit the right of the Company, or of any parent or subsidiary thereof, to terminate the employment of any employee.

13. OTHER COMPENSATION PLANS.

     The adoption of the Plan shall not affect any other stock option plan, incentive plan or any other compensation plan in effect for the Company, nor shall the Plan preclude the Company from establishing any other form of stock option plan, incentive plan or any other compensation plan.

PROXY


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

                               PAXAR CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

        The undersigned, a holder of Common Stock of PAXAR Corporation, a New York corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 31, 1997, and hereby appoints ARTHUR HERSHAFT and JACK BECKER, and each of them, the proxies of the undersigned, each with full power to appoint their substitutes, and hereby authorizes them to attend, represent and vote for the undersigned, all of the shares of the Company held of record by the undersigned on March 20, 1997 at the Annual Meeting of Shareholders of the Company, to be held on April 24, 1997 at 9:30 a.m., at the Intercontinental Hotel, 111 East 48th Street, New York, New York 10017, and any adjournment or adjournments thereof, as follows:

                         (TO BE SIGNED ON REVERSE SIDE)











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                              FOLD AND DETACH HERE

1. ELECTION OF DIRECTORS, as provided in the Company's Proxy Statement:

        FOR all nominees                    WITHHOLD
          listed below                     AUTHORITY
                                        To vote for all
                                     nominees listed below
              [ ]                              [ ]

  (Instructions: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
         STRIKE A LINE THROUGH OR OTHERWISE STRIKE OUT HIS NAME BELOW)

Nominees:       Victor Hershaft
                Jack Becker
                Robert Laidlaw
                David E. McKinney
                Leo Benatar
                John W. Paxton

2. To approve the Company's 1997 Incentive Stock Option Plan

        FOR                  AGAINST                 ABSTAIN
        [ ]                    [ ]                     [ ]

3. To ratify the appointment of Arthur Andersen LLP, as the Company's Independent auditors for the year ending December 31, 1997.

        FOR                  AGAINST                 ABSTAIN
        [ ]                    [ ]                     [ ]

The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE ADOPTION OF PROPOSALS 2 and 3, AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING. EACH MATTER ABOVE WAS PROPOSED BY THE BOARD OF DIRECTORS.

Please mark, sign, date and return the Proxy Card promptly using the enclosed envelope.

Signature(s)
---------------------------------------------------------------------------

Date                                        , 1997
    ----------------------------------------
The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name and give title of signing officer.